SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 27, 2002
                                -----------------
                Date of Report (date of earliest event reported)



                           OneDentist Resources, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

          Colorado                   0-33437                      31-1664473
          --------                   -------                      ----------
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)                  I.D. Number)


                             5459 South Iris Street
                               Littleton, CO 80123
                               -------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 932-9998


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 5. Other Events

     On December 27, 2002, the Registrant executed an agreement to acquire Ashcroft Homes, Inc. ("Ashcroft"), a private Colorado corporation, and certain related entities operating in the residential construction industry primarily on the front range of Colorado. Ashcroft is a residential homebuilder, which, with its affiliated entities, operates in Denver, Colorado Springs and Fort Collins, Colorado.

     The Registrant anticipates that it will complete this acquisition in February, 2003. Completion of the acquisition is subject to a number of contingencies, including regulatory filings, review of additional financial information and continuing due diligence by both parties.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  January 9, 2003
                                        OneDentist Resources, Inc.


                                        By: /s/ Philip J. Davis
                                        ----------------------------------------
                                        Philip J. Davis, Chief Executive Officer